Exhibit 99.1

NEWS	FOR FURTHER INFORMATION

FOREST OIL CORPORATION	CONTACT: PATRICK J. REDMOND
707 17th STREET, SUITE 3600	DIRECTOR - INVESTOR RELATIONS
DENVER, COLORADO 80202	303.812.1441

FOR IMMEDIATE RELEASE

FOREST OIL ANNOUNCES NEW VICE PRESIDENT
OF THE SOUTHERN REGION

DENVER, COLORADO — July 10, 2007 - Forest Oil Corporation (NYSE:FST) (Forest or the Company) announced today that Mr. Ronald C. Nutt has been named Vice President — Southern Region.  Mr. Nutt will be responsible for managing all aspects of Forest’s Southern Region, which includes Forest’s significant assets and operations in South Texas including the recently acquired fields from The Houston Exploration Company.  The operations of the Southern Region will be maintained in Houston, Texas.

Mr. Nutt has over twenty-seven years of experience in reservoir, production and drilling engineering, engineering management, economic evaluation and business development in the exploration and production industry.  He has worked with several large major and independent exploration and development companies, including Apache Corporation and Devon Energy Corporation, and has most recently served as Director, Upstream Origination Group at Constellation Energy Group.  Further, he has experience working in the acquisition and divestiture aspect of the business with Scotia Waterous.  He graduated from Texas A&M University with a Bachelor’s Degree in Petroleum Engineering.

H. Craig Clark, President and CEO, stated, “Ronnie is a great addition to the Forest team.  His past experience and business development involvement will be instrumental to Forest as we continue to integrate the Houston Exploration assets and further build our presence in this area.  Having worked with Ronnie in the past, I have confidence that we will be able to continue the great success that Houston Exploration has achieved in South Texas.”

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, that address activities that Forest assumes, plans, expects, believes, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements provided in this press release are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Forest cautions that its future natural gas and liquids production, revenues and expenses and other forward-looking statements are subject to all of the risks and uncertainties normally incident to the exploration for and development and production and sale of oil and gas. These risks include, but are not limited to, price volatility, inflation or lack of availability of goods and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves, and other risks as described in reports that Forest files with the Securities and Exchange Commission, including its 2006 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Also, the financial results of Forest’s foreign operations are subject to currency exchange rate risks. Any of these factors could cause Forest’s actual results and plans to differ materially from those in the forward-looking statements.

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Forest Oil Corporation is engaged in the acquisition, exploration, development, and production of natural gas and crude oil in North America and selected international locations.  Forest’s principal reserves and producing properties are located in the United States in Alaska, Arkansas, Colorado, Louisiana, New Mexico, Oklahoma, Texas, Utah, and Wyoming, and in Canada.  Forest’s common stock trades on the New York Stock Exchange under the symbol FST.  For more information about Forest, please visit its website at www.forestoil.com.

July 10, 2007